SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only
     (as permitted by rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section) 240.14a-11(c) or
     (section) 240.14a-12

                               INTELLIGROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  ASHOK PANDEY
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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       applies: ________________________________________________________________

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       applies: ________________________________________________________________

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       to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee
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       _________________________________________________________________________

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    5) Total fee paid: _________________________________________________________

[ ] Fee paid previously with preliminary material.

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    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

Innisfree
M&A Incorporated

NEWS RELEASE                              FOR IMMEDIATE RELEASE
                                          ---------------------

                                          FOR FURTHER INFORMATION, CALL:
                                          MICHAEL BRINN
                                          INNISFREE M&A INCORPORATED
                                          (212)750-5833

               FEDERAL COURT REJECTS ALL ALLEGATIONS OF WRONGDOING
                    MADE BY INTELLIGROUP'S MANAGEMENT AGAINST
                    ASHOK PANDEY AND OTHER MAJOR SHAREHOLDERS

            NEW YORK, NY (JULY 12, 2002) - Mr. Ashok Pandey, the founder and one of the largest shareholders of Intelligroup, Inc. (Nasdaq: ITIG), announced today that the United States District Court for the District of New Jersey has denied Intelligroup's motion to enjoin Mr. Pandey, TAIB Securities, Inc. ("TAIB"), Beechrock Holdings Limited ("Beechrock") and Braydon Holdings Limited ("Braydon") from voting at the Company's annual meeting on July 16, 2002. Beechrock and Braydon together are the Company's largest shareholder.

            Contrary to management's allegations, the federal court found that there were no agreements or secret alliances among Ashok Pandey, TAIB, Beechrock and Braydon, including with respect to voting of the Company's securities. The court also found that, based on the record presented to it, the Schedule 13D's filed by Mr. Pandey, TAIB, Beechrock and Braydon were complete and accurate and no information was withheld from the Company's shareholders.

            The court also found that Mr. Pandey has disclosed all of the required information to the shareholders who are deciding how to vote at the upcoming annual meeting of the Company. Therefore, the court concluded that Intelligroup had no basis to require Mr. Pandey or the TAIB entities to file any corrective materials with the Securities and Exchange Commission.

            "I am very gratified that the federal court agrees that I have been conducting a very honest and open solicitation," Mr. Pandey said. "While I have been extremely disappointed that the Company kept delaying the annual meeting while suing its largest shareholders, it appears now that the shareholders will finally be able to decide who shall lead our Company at the annual meeting on July 16."

            Information regarding the identity of the persons who, under SEC rules, may be deemed to be participants in Mr. Pandey's solicitation of Intelligroup's shareholders, and their interests in the solicitation, are set forth in Mr. Pandey's definitive proxy statement filed on June 17, 2002 with the SEC. Copies of the definitive proxy statement were mailed to Intelligroup's shareholders on or about June 17, 2002. SHAREHOLDERS ARE URGED TO READ MR. PANDEY'S PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders can obtain these documents free of charge at the SEC's website (www.sec.gov) or by contacting Innisfree M&A Incorporated, Mr. Pandey's solicitation agent, at 1-888-750-5834.

            CONTACT:  Michael Brinn

            Innisfree M&A Incorporated

            501 Madison Avenue

            New York, NY 10022

            Tel: 212-750-8253


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